UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



            Date of Report (Date of earliest reported) March 4, 2003
                                                       -------------

                             I.A. Europe Group, Inc.
                             -----------------------
             (Exact name of registrant as specified in its chapter)

          Delaware                  000-31705                91-2007477
          --------                  ---------                ----------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation             File Number)          Identification No.)



            901 Ponce de Leon Boulevard, Suite 303
            Coral Gables, Florida                            33134
            ---------------------------------------          -----
            (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (305) 476-1807
                                                           --------------





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 4, 2003, the Registrant purchased all of the issued and outstanding shares of capital stock of Internet De Centroamerica S.A., I.A. Europe Group Costa Rica, S.A. I.A. Europe Group Villa, S.A., and El Sueno Tropical Mountain Resort, S.A., ( collectively, the "Designated Subsidiaries") from I.A. Europe, Inc., a Delaware corporation (the "Seller"). The consideration for the purchase was the issuance to the Seller of shares of $1,800,000 Series B Preferred Stock of the Registrant and was arrived at by estimating the potential net realizable value of the assets upon any future sale.

The Series B Preferred Stock has liquidation preferences in the event of the sale of all or substantially all of the assets of, or the dissolution, winding up, or liquidation of, the Registrant or the Designated Subsidiaries, provides the holder with the right to receive up to $50,000 from any of the net proceeds from the sale of each of Internet De Centroamerica S.A. and El Sueno Tropical Mountain Resourt, S.A., and up to $850,000 from any of the net proceeds from each of I.A. Europe Group Costa Rica, S.A. and I.A. Europe Villa, S.A.

Victor Minca, is the President and Chief Executive Officer of, and serves on the Board of Directors of the Registrant and the Seller. The transaction was approved by the Board of Directors of the Registrant and the Executive Committee of the Seller.

The assets owned by the Designated Subsidiaries constitute physical property. The assets of Internet De Centroamerica S.A. consist of computer equipment used in providing Internet and website services. The assets of I.A. Europe Group Costa Rica, S.A. consist of approximately 170 hectacres in San Juan de Barbacoas de Puriscal, San Jose, Costa Rica used as a farm and held for investment purposes. The assets of I.A. Europe Group Villa, S.A. consist of a house or villa in Villas Malibu, Guachipelin de Escazu, San Jose Costa Rica used as a residence. The assets of El Sueno Tropical Mountain Resort, S.A. consist of preliminary development plans for a hotel. It is the present intent of the Registrant to continue to use the assets in the same manner as they were used by the Seller. There is no present intent or plans concerning any sale of the assets.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The transaction reported in Item 2 occurred because the Seller has no capital or ability to obtain any financing in order to support its operations. The Seller acquired control of the Registrant in July 2002. The Seller intended at that time to merge into the Registrant.

As a result of internal difficulties between Mr. Victor Minca, President and Chief Executive Officer of each of the Seller and the Registrant and Mr. Attilio Granzotto, formerly the President and currently a member of the Board of Directors of the Seller, working capital for daily operations, which was supplied by the Seller's Italian operations, was suddenly cut off last August. In addition to exacerbating the Seller's financial problems, this dispute

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between Mr. Minca and Mr. Granzotto has resulted in the Seller's inability to obtain the financial statements for the year ended June 30, 2002. Although the Seller has copies of the internal financial statements of the Italian subsidiaries, there is no way to provide auditors with an appropriate representation letter concerning the accuracy of the information contained in the internal financial statements.

On March 4, 2003, the Registrant and the Seller mutually agreed to terminate their plans to merge the Seller into the Registrant.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of the businesses acquired will be provided on or before 75 days from the date of consummation of the transaction.

(b) Pro forma financial information will be provided on or before 75 days from the date of consummation of the transaction.

(c)  Exhibits:

     2.1 Agreement between I.A. Europe Group, Inc. and I.A. Europe, Inc. dated March 4, 2003.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  I.A. Europe Group, Inc.



                                                  By: /s/ Victor Minca
                                                      ------------------------
                                                       Victor Minca
Date:  March 14, 2003                                  Chief Executive Officer